Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the following Registration Statements:

•	Form S-3 Nos. 333-214119 and

•	Form S-8 Nos. 333-208791 and 333-215484
of our reports dated March 13, 2017, with respect to the consolidated financial statements and schedule of Empire Resorts, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Empire Resorts, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Empire Resorts, Inc. and subsidiaries for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 13, 2017